UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

HSN, Inc. (the “Company”) held its annual meeting of shareholders on May 19, 2010. The matters on which the shareholders voted, in person or by proxy, were (i) to elect ten directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified, (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2010, and (iii) to approve the HSN, Inc. Employee Stock Purchase Plan. The results of the voting are as follows:

Proposal 1 – Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Gregory R. Blatt	48,934,114	1,230,082	3,309,527
Michael C. Boyd	49,768,624	395,572	3,309,527
Patrick Bousquet-Chavanne	49,931,527	232,669	3,309,527
William Costello	48,924,106	1,240,090	3,309,527
James M. Follo	49,934,614	229,582	3,309,527
Mindy Grossman	48,993,187	1,171,009	3,309,527
Stephanie Kugelman	49,932,992	231,204	3,309,527
Arthur C. Martinez	48,523,093	1,641,103	3,309,527
Thomas J. McInerney	48,932,318	1,231,878	3,309,527
John (Jay) B. Morse, Jr.	49,927,705	236,491	3,309,527

Proposal 2 – Ratify the appointment of Ernst & Young LLP as independent registered certified public accounting firm:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
53,448,578	18,401	6,744	0

Proposal 3 – Approve HSN, Inc. Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
49,439,409	718,261	6,526	3,309,527

Pursuant to the foregoing votes, all of the Company’s directors were re-elected, Ernst & Young LLP was ratified as the Company’s independent registered certified public accounting firm and the HSN, Inc. Employee Stock Purchase Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.
Dated: May 24, 2010
	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Executive Vice President and Chief Financial Officer

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